                                                                      EXHIBIT 20


Chase Bank, Trustee                             Determination Date:    03-Jan-01
Manufactured Housing Contracts                  Remittance Date:       08-Jan-01
Senior/Subordinated Pass-Through
Certificates Series 2000C                       For the Period Ended:  25-Dec-00
                                                Lock-Out Date:            Sep-05

Information for Clauses (v) through (ap), Section 7.01 -       GROUP I
                                                                           Class A ARM          Class A-1         Class A-2
(v)  Class II A and Class II B Distribution Amounts                          443,757.62        2,519,864.75       307,500.00

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due                                              38,760.92          363,241.55
     (b) Partial Prepayments Received                                          5,323.06          210,862.74
     (c) Principal Payments in Full (Scheduled Balance)                      209,617.12        1,662,865.56
     (d) Liquidated Contract Scheduled Balance                                     0.00
     (e) Section 3.05 Purchase Scheduled Balance                                   0.00
     (f) Previously Undistributed Shortfalls in (a) through (e)                    0.00
     (g) Accelerated Principal Payment                                             0.00
                                                                          -------------       -------------    -------------
 Total Principal Distribution                                                253,701.10        2,236,969.85             0.00

(x)  Interest Distribution                                                   190,056.52          282,894.90       307,500.00
     Unpaid Interest Shortfall                                                     0.00                0.00             0.00
                                                                          -------------       -------------    -------------
 Total Interest Distribution                                                 190,056.52          282,894.90       307,500.00

(y)  Beginning Class I A and Class I B Principal Balance                  30,035,270.64       46,199,492.99    50,000,000.00
     Less: Principal Distribution                                            253,701.10        2,236,969.85             0.00
                                                                          -------------       -------------    -------------
     Remaining Class A and Class B Principal Balance                      29,781,569.54       43,962,523.14    50,000,000.00

(z)  Fees Due Servicer
     Monthly Servicing Fee                                                   265,498.09            (ac)          Pool Factor
     Section 8.06 Reimbursement Amount                                             0.00         Class A ARM       0.96450231
     Section 6.02 Reimbursement Amount                                        52,706.00           Class A-1       0.79931860
     Reimburseable Fees                                                            0.00           Class A-2       1.00000000
                                                                          -------------           Class A-3       1.00000000
 Total Fees Due Servicer                                                     318,204.09           Class A-4       1.00000000
                                                                                                  Class A-5       1.00000000
                                                                                                  Class M-1       1.00000000
                                                                                                  Class B-1       1.00000000
                                                                                                  Class B-2       1.00000000


Information for Clauses (v) through (ap), Section 7.01 -       GROUP I
                                                                                 Class A-3         Class A-4          Class A-5
(v)  Class II A and Class II B Distribution Amounts                              213,916.67        292,471.83          81,191.96

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due
     (b) Partial Prepayments Received
     (c) Principal Payments in Full (Scheduled Balance)
     (d) Liquidated Contract Scheduled Balance
     (e) Section 3.05 Purchase Scheduled Balance
     (f) Previously Undistributed Shortfalls in (a) through (e)
     (g) Accelerated Principal Payment
                                                                              -------------     -------------      -------------
 Total Principal Distribution                                                          0.00              0.00               0.00

(x)  Interest Distribution                                                       213,916.67        292,471.83          81,191.96
     Unpaid Interest Shortfall                                                         0.00              0.00               0.00
                                                                              -------------     -------------      -------------
 Total Interest Distribution                                                     213,916.67        292,471.83          81,191.96

(y)  Beginning Class I A and Class I B Principal Balance                      34,000,000.00     44,398,000.00      11,889,000.00
     Less: Principal Distribution                                                      0.00              0.00               0.00
                                                                              -------------     -------------      -------------
     Remaining Class A and Class B Principal Balance                          34,000,000.00     44,398,000.00      11,889,000.00


(z)  Fees Due Servicer
     Monthly Servicing Fee                                                  Original Balance            Rate              6.7688%
     Section 8.06 Reimbursement Amount                                        30,877,655.00            7.1188%            0.3500%
     Section 6.02 Reimbursement Amount                                        55,000,000.00            6.8888%            0.1200%
     Reimburseable Fees                                                       50,000,000.00            7.3800%
                                                                              34,000,000.00            7.5500%
 Total Fees Due Servicer                                                      44,398,000.00            7.9050%
                                                                              11,889,000.00            8.1950%
                                                                              10,581,000.00            8.5850%
                                                                              10,581,000.00            9.0000%
                                                                              17,194,404.00            9.0000%




Information for Clauses (v) through (ap), Section 7.01 -       GROUP I
                                                                               Class M-1         Class B-1        Class B-2
(v)  Class II A and Class II B Distribution Amounts                             75,698.24         79,357.50       128,958.03

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due
     (b) Partial Prepayments Received
     (c) Principal Payments in Full (Scheduled Balance)
     (d) Liquidated Contract Scheduled Balance
     (e) Section 3.05 Purchase Scheduled Balance
     (f) Previously Undistributed Shortfalls in (a) through (e)
     (g) Accelerated Principal Payment
                                                                            -------------     -------------    -------------
 Total Principal Distribution                                                        0.00              0.00             0.00

(x)  Interest Distribution                                                      75,698.24         79,357.50       128,958.03
     Unpaid Interest Shortfall                                                       0.00              0.00             0.00
                                                                            -------------     -------------    -------------
 Total Interest Distribution                                                    75,698.24         79,357.50       128,958.03

(y)  Beginning Class I A and Class I B Principal Balance                    10,581,000.00     10,581,000.00    17,194,404.00
     Less: Principal Distribution                                                    0.00              0.00             0.00
                                                                            -------------     -------------    -------------
     Remaining Class A and Class B Principal Balance                        10,581,000.00     10,581,000.00    17,194,404.00

(z)  Fees Due Servicer
     Monthly Servicing Fee                                                  Libor
     Section 8.06 Reimbursement Amount                                      Spread - Class A ARM
     Section 6.02 Reimbursement Amount                                      Spread - Class A-1
     Reimburseable Fees

 Total Fees Due Servicer


Information for Clauses (v) through (ap), Section 7.01 -       GROUP I

(v)  Class II A and Class II B Distribution Amounts

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due
     (b) Partial Prepayments Received
     (c) Principal Payments in Full (Scheduled Balance)
     (d) Liquidated Contract Scheduled Balance
     (e) Section 3.05 Purchase Scheduled Balance
     (f) Previously Undistributed Shortfalls in (a) through (e)
     (g) Accelerated Principal Payment

 Total Principal Distribution

(x)  Interest Distribution                                         1,652,045.65
     Unpaid Interest Shortfall

 Total Interest Distribution                                                     When
                                                                                   252,387,496.68
(y)  Beginning Class I A and Class I B Principal Balance                         is less than
     Less: Principal Distribution                                  2,490,670.95    264,521,059.00
                                                                                        X
     Remaining Class A and Class B Principal Balance                                         0.10
                                                                                    26,452,105.90
(z)  Fees Due Servicer                                                           We can prepaid
     Monthly Servicing Fee                                                           Rate
     Section 8.06 Reimbursement Amount                               Class A ARM          7.1188%    30,035,271   2,138,136    7.12%
                                                                    ---------------------------------------------------------
     Section 6.02 Reimbursement Amount                                Class A-1           6.8888%    46,199,493   3,182,568
     Reimburseable Fees                                               Class A-2           7.3800%    50,000,000   3,690,000
                                                                      Class A-3           7.5500%    34,000,000   2,567,000
 Total Fees Due Servicer                                              Class A-4           7.9050%    44,398,000   3,509,662
                                                                      Class A-5           8.1950%    11,889,000     974,304
                                                                      Class M-1           8.5850%    10,581,000     908,379
                                                                      Class B-1           9.0000%    10,581,000     952,290
                                                                      Class B-2           9.0000%    17,194,404   1,547,496
                                                                                                    -----------------------
                                                                               Sub Fixed Only       224,842,897  17,331,698    7.71%
                                                                               Total                254,878,168  19,469,834

Chase Bank, Trustee                             Determination Date:    03-Jan-01
Manufactured Housing Contracts                  Remittance Date:       08-Jan-01
Senior/Subordinated Pass-Through
Certificates Series 2000C                       For the Period Ended:  25-Dec-00
                                                Lock-Out Date:            Sep-05

                                                                        Unpaid                                            Unpaid
                                                         No. of        Principal     Delinquency as of        No. of     Principal
(aa) Delinquency as of the Due Period                   Contracts       Balance     Calendar Month End       Contracts    Balance

     31-59 Days Delinquent                                 242         9,151,064   31-59 Days Delinquent         141     5,208,811
     60-89 Days Delinquent                                  54         1,957,769   60-89 Days Delinquent          34     1,222,902
     90+ Days Delinquent                                    43         1,943,021   90+ Days Delinquent            39     1,813,773

     3-Month Avg Thirty-Day Delinquency Ratio    3.05%                             3-Month Avg Thirty-Day
     3-Month Avg Sixty-Day Delinquency Ratio     1.29%                               Delinquency Ratio                        1.86%
                                                                                   3-Month Avg Sixty-Day
(ab) Section 3.05 Repurchases                                               0.00     Delinquency Ratio                        1.03%

(ad) Class R Distribution Amount                                      290,597.96       Acquisition Loss Amount
     Reposession Profits                                                    0.00
                                                                                   Current Month Acquisition Loss Amount    48,418
(ae) Principal Balance of Contracts in Repossession                   426,443.99
                                                                                   Cumulative Acquisition Loss Amount       69,029
(af) Aggregate Net Liquidation Losses                                       0.00

(ag) (x) Class B-2 Formula Distribution Amount                        128,958.03
     (y) Remaining Amount Available                                   290,597.96

                                                                    ------------
     Amount of (x) over (y)                                                 0.00

(ah) Class B-2 Liquidation Loss Amount                                      0.00

(ai) Guarantee Payment                                                      0.00

(aj) Unadvanced Shortfalls                                                  0.00
                                                           No.       $
(ak) Units repossessed                                      8         167,977.48

(al) Principal Prepayments paid                                       214,940.18

(am) Scheduled Principal Payments                                      38,760.92

(an) Weighted Average Interest Rate                                        10.99%

Chase Bank, Trustee                             Determination Date:    03-Jan-01
Manufactured Housing Contracts                  Remittance Date:       08-Jan-01
Senior/Subordinated Pass-Through
Certificates Series 2000C                       For the Period Ended:  25-Dec-00
                                                Lock-Out Date:            Sep-05

                    Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt       4,697,947.97
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st   152,791.29
(ii)  Monthly Advance made                                                   0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                   18,456.95
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                643.25
(v)   Principal due Holders                                                  0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                      111,635.67
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                  6,685.14
(ii)  Due to the Servicer Pursuant to Section 6.02:

   (i)   Section 3.05 Purchases (Due Seller)                                 0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                   0.00
   (iii) Monthly Servicing Fee                                         265,498.09
   (iv)  Reimburseable Liquidation Expenses                             52,706.00
   (v)   Section 6.04 (c) reimbursement                                      0.00
   (vi)  Section 8.06 reimbursement                                          0.00
   (vii) Amounts not required to be deposited-SubServicer                    0.00

Total Due Servicer                                                     318,204.09

Available Distrubution Amount                                        4,286,565.16
Available Distrubution Amount-SubServicer-21st                         146,749.40

To Class A and B - Scheduled Principal and Interest                  4,142,716.60

Monthly Excess Cashflow Class I                                        290,597.96

Accelerated Principal Payment                                                0.00

Weighted Average Remaining Term (months)                                   241.00

     Scheduled Balance Computation

     Prior Month Balance                                           254,878,167.63

     Current Balance - Class A ARM              29,792,176.72
              Adv Principal - Class A ARM            1,081.77
              Del Principal - Class A ARM           11,688.95

     Current Balance - Fixed                   222,695,071.07
                       Adv Principal - Fixed        21,934.14
                       Del Principal - Fixed       111,078.07

     Pool Scheduled Balance                                        252,387,496.68

     Principal Payments in Full - Class A ARM      209,617.12
     Partial Prepayments - Class A ARM               5,323.06

     Principal Payments in Full - Fixed          1,662,865.56
     Partial Prepayments - Fixed                   210,862.74

     Scheduled Principal - Class A ARM              38,760.92
     Scheduled Principal - Fixed                   363,241.55

     Collateral Balance                                            252,487,247.79